                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported):  March 12, 1998


                             METROMAIL CORPORATION
            (Exact name of registrant as specified in its charter)


            Delaware                       1-14348                13-3015410
-------------------------------    -----------------------   -------------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation)                                               Identification No.)


360 East 22nd Street
Lombard, Illinois                                                 60148-4989
-------------------------------                              -------------------
(Address of principal executive                                   (Zip Code)
offices)



Registrant's telephone number, including area code:       (630) 620-3300
                                                       ---------------------

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Item 5.  Other Events.

          On March 12, 1998, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, The Great Universal Stores P.L.C., a company incorporated under the laws of England ("Parent"), and Great Universal Acquisition Corp., a Delaware corporation and an indirect subsidiary of Parent ("Purchaser"). The Merger Agreement contemplates, among other things, that Parent and Purchaser will initiate a cash tender offer (the "Offer") for all outstanding shares of the Registrant's common stock, par value $0.01 per share (including the associated Rights (as defined in the Registrant's Rights Agreement, dated as of February 24, 1997 between the Registrant and American Stock Transfer & Trust Company), the "Shares") at a price of $31.50 per share. The Offer will be subject to certain conditions, including the condition that there be validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, when added to any Shares acquired pursuant to the Stock Purchase Agreements (as defined below) simultaneously with the acceptance of Shares pursuant to the Offer, represents at least a majority of the Shares outstanding on a fully diluted basis. The Merger Agreement provides that if the Offer is consummated pursuant to its terms, Purchaser will thereafter be merged (the "Merger") with and into the Registrant and the Registrant will continue as the surviving corporation. The Merger is conditioned upon, among other things, the expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement may be terminated under certain circumstances, including without limitation, if on or prior to 11:59 p.m. Chicago time on March 30, 1998 the Company's board of directors withdraws its approval of the transactions contemplated by the Merger Agreement and enters into a definitive agreement with respect to another acquisition transaction which the Board has concluded in good faith, after consulting with a nationally recognized investment banking firm, is more favorable to the Company's stockholders, from a financial point of view, than the Offer and is reasonably capable of being completed. In such event, the Company would be obligated under the Merger Agreement to pay Parent a termination fee of $15 million plus certain reasonable out-of-pocket fees and expenses of Parent. A copy of the Merger Agreement is attached as Exhibit 2 hereto, the text of which is incorporated by reference under this Item 5.

          A copy of the press release issued by the Registrant announcing the execution of the Merger Agreement is attached as Exhibit 99 hereto, the text of which is incorporated by reference under this Item 5.

          Simultaneously with the execution of the Merger Agreement, the Registrant and Parent entered into a Stock Purchase Agreement (the "Company Stock Purchase Agreement") under which, among other things, the Registrant agreed to sell Shares to Parent under certain circumstances. Additionally, R. R. Donnelley & Sons Company ("R. R. Donnelley") and certain executives of the Registrant entered into Stock Purchase Agreements (collectively with the Company Stock Purchase Agreement, the "Stock Purchase Agreements") under which, among other things, they agreed to sell Shares to Parent under certain circumstances. The Shares that can be acquired by Parent pursuant to the Stock Purchase Agreements will represent at least a majority of the Shares outstanding on a fully diluted basis. A copy of the Company Stock Purchase Agreement is attached as Exhibit 10 hereto, the text of which is incorporated by reference under this
Item 5. The commitments of the Company, R.R. Donnelley and such executives under the Stock Purchase Agreements to sell Shares to Parent require the sale of such


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Shares only after 11:59 p.m. Chicago time on March 30, 1998 if the Merger
Agreement has not been terminated prior to such time. If the Merger Agreement is terminated prior to such time, Parent will have no right to acquire Shares pursuant to the Stock Purchase Agreements. In addition, the commitments of the Company, R.R. Donnelley and such executives under the Stock Purchase Agreements to sell Shares to Parent require the sale of such Shares only if the Offer is consummated.

Item 7.   Financial Statements and Exhibits.

               (a) Financial Statements of Business Acquired.

               Not applicable.

               (b) Pro Forma Financial Information.

               Not applicable.

               (c)  Exhibits.

               See the exhibits listed in the Index to Exhibits.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    METROMAIL CORPORATION


Dated:  March 13, 1998              By: /s/ Thomas J. Quarles
                                        ------------------------------
                                        Name:  Thomas J. Quarles
                                        Title: Senior Vice President,
                                               Chief Administrative Officer,
                                               General Counsel and Secretary


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

                               Index to Exhibits
                               -----------------


Exhibit No.    Description of Document
-----------    -----------------------
2              Agreement and Plan of Merger, dated March 12, 1998, among the
               Registrant, Great Universal Acquisition Corp. and The Great
               Universal Stores P.L.C.

10             Stock Purchase Agreement, dated March 12, 1998, between the
               Registrant and The Great Universal Stores P.L.C.

99             Press release of the Registrant
               issued on March 13, 1998


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